Exhibit 10.2

Initial Closing Date Acknowledgement and Confirmation Addendum

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the SHA (as defined below)

This Initial Closing Date Acknowledgement and Confirmation Addendum is made and entered into on February 24, 2025, by and between Solterra Brand Services Italy SRL (“SB”) and N2OFF, Inc. (“N2OFF”), pursuant to that certain Shareholders Agreement (“SHA”) dated February 10, 2025, by and among N2OFF, SB and SB Impact 4 LTD (“SBI4”), (the “Addendum”).

WHEREAS, the Initial Closing Date was conditioned by (1) signing of a notarial preliminary land agreement for promoting the two 98 MW BESS projects in Sicily and (2) the establishment of a new company in Nevada by N2OFF.

THEREFORE, as of the date hereof, the parties hereby acknowledge and confirm all conditions of the Initial Closing Date has been met.

This Addendum is incorporated into and made a part of the SHA, and is governed by the terms and conditions set forth therein.

Solterra Brand Services Italy SRL		N2OFF, Inc.

By:		By:
Name:		Name:
Title:		Title:
Date:	February 24, 2025	Date:	February 24, 2025